WARRANTECH CORPORATION AND SUBSIDIARIES
                                                 EXHIBIT 11
                               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                                (UNAUDITED)

                                                            For the Years Ended March 31,
                                                 ---------------------- --- ----------------------- ------------------------
                                                         1996                      1995                         1994
Earnings:
Net Income                                       $    2,394,862                 $ 2,895,788             $        703,591
                                                  =====================     ======================     ====================
 Weighted average shares outstanding
 Primary (A):

Common shares                                        12,998,547                  12,951,514                   12,895,905

Assumed exercise of  stock options                      721,387                     725,730                      779,175
Assumed conversion of preferred
    stock                                             1,432,109                   1,910,900                      894,399
                                                 ======================     ======================     ====================
                                                     15,152,043                  15,588,144                   14,569,479
                                                 ======================     ======================     ====================
Fully diluted (B)
Common shares                                        12,998,547                  12,951,514                   12,895,905

Assumed exercise of stock options                     2,002,990                   1,993,893                    1,916,401
Assumed conversion of preferred
    stock                                             1,464,296                   1,948,944                    1,935,769
                                                 ======================     ======================     ====================
                                                     16,465,833                  16,894,351                   16,748,075
                                                 ======================     ======================     ====================
Earnings Per Common Share:

    Primary (A)                                           $0.16                       $0.19                       $0.05
    Fully Diluted (B)                                     $0.15                       $0.17                        0.04

(A) The treasury method was used in the calculation of primary earnings per share for all periods presented.

(B) The modified treasury method was used in the calculation of fully diluted earnings per share for the years ended March 31,1996,1995 and 1994.